EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Shiloh Industries, Inc. (the “Company”) on Form 10-Q for the quarter ended January 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C Section 1350, as adopted pursuant the Section 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) of 15(d) of the Securities Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company as of the dates and for the periods expressed in the Report.

Dated: February 25, 2005

/s/ Theodore K. Zampetis
Theodore K. Zampetis
President and Chief Executive Officer

/s/ Stephen E. Graham
Stephen E. Graham
Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not filed as part of the Report or as a separate disclosure document.